Exhibit 10.34
AMENDMENT NO. 10 TO LOAN AGREEMENT
     This Amendment No. 10 (the “Amendment”) dated as of November 30,2009, is between Bank of America, N.A. (the “Bank”) and Ambassadors International, Inc., Cypress Reinsurance, Ltd, Ambassadors Cruise Group, LLC and Ambassadors, LLC (the “Borrower”).
RECITALS
     A. The Bank and the Borrower entered into a certain Loan Agreement dated as of September 1, 2006 (together with any previous amendments, the “Agreement”).
     B. The Bank and the Borrower desire to amend the Agreement.
AGREEMENT
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.
     2. Amendments. The Agreement is hereby amended as follows:
2.1	In Subparagraph 1.1 (a), the amount “Ninety Five Thousand and 00/100 Dollars ($95,000.00)” is changed to “Seventy Thousand and 00/100 Dollars ($70,000.00).”

2.2	In Subparagraph 1.1(c), the amount “Ninety Five Thousand and 00/100 Dollars ($95,000.00)” is changed to “Seventy Thousand and 00/100 Dollars ($70,000.00).”

2.3	In Paragraph 1.2, the date “November 30, 2009” is changed to “December 1, 2010.”

2.4	In Subparagraph 1.5(b), the amount “Ninety Five Thousand and 00/100 Dollars ($95,000.00)” is changed to “Seventy Thousand and 00/100 Dollars ($70,000.00).”

2.5	Subparagraph number 1B.1(a) is hereby amended to read in its entirety as follows:

“(a) Time deposits with the Bank and owned by the Borrower in an amount not less than Seventy Thousand and 00/100 Dollars ($70,000.00).”

2.6	Paragraph 6.2 is hereby amended to read in its entirety as follows:

“Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Washington. To the extent that the Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Bank of such rights and remedies as may be available under federal law.”

2.7	Paragraph 8.4 is hereby amended to read in its entirely as follows:
8.4. Dispute Resolution Provision. This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision.” This Dispute Resolution Provision is a material inducement for the parties entering into this agreement.
(a) This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.
(b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this agreement provides that it is governed by the law of a specified state.
(c) Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision. In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, the Bank may designate another arbitration organization with similar procedures to serve as the provider of arbitration.
(d) The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.
(e) The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subparagraph (h) of this Dispute Resolution Provision. The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.
(f) This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.
(g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.
(h) Any arbitration or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”).
Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator. The parties to this Agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.
(i) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.
2.8	Paragraph 8.9 is hereby amended to read in its entirety as follows:
10.8 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively:
(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;
(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and
(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.
In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. Any reference in any related document to a “promissory note” or a “note” executed by the Borrower and dated as of the date of this Agreement shall be deemed to refer to this Agreement. as now in effect or as hereafter amended, renewed, or restated.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
     3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.
     4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     6. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK: Bank of America, N.A.
By:	/s/ Robert Boswell
Robert Boswell, Vice President

BORROWER(S): Ambassadors International, Inc.
By:	/s/ Mark T. Detillion
Mark T. Detillion, Chief Financial Officer

Cypress Reinsurance Ltd.
By:	/s/ Mark T. Detillion
Mark T. Detillion, Chief Financial Officer

Ambassadors Cruise Group, LLC
By:	Ambassadors International, Inc., Member

By:	/s/ Mark T. Detillion
Mark T. Detillion, Chief Financial Officer

Ambassadors, LLC.
By:	Ambassadors International, Inc., Member

By:	/s/ Mark T. Detillion
Mark T. Detillion, Chief Financial Officer